Exhibit 99.1

TOPPOINT HOLDINGS INC.

NORTH WALES, Pa., Dec. 03, 2025 (GLOBE NEWSWIRE) --Toppoint Holdings Inc. (the “Company”) announced today that A.G.P./Alliance Global Partners, the representative of the underwriters in the Company’s recent public sale of shares of its common stock, are waiving a lock-up restriction with respect to 7,500,000 shares of its common stock held by an officer of the Company. The waiver will take effect immediately, and the shares of its common stock may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

About Toppoint Holdings Inc.

Toppoint Holdings Inc. (NYSE American: TOPP) is a truckload services and logistics provider focused on the recycling export supply chain. The Company transports waste paper, scrap metal, logs, and other commodities from major waste companies and recycling centers to ports along the U.S. East Coast, including Newark, Philadelphia, and Baltimore. Toppoint’s integrated platform leverages AI-driven software to enhance efficiency and data visibility across its operations. For more information, please visit www.toppointtrucking.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” as defined under the federal securities laws. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can find many (but not all) of these statements by the use of words such as “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate,” “will,” “aim,” and “anticipate,” or other similar expressions in this press release. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s filings with the Securities and Exchange Commission available at www.sec.gov.

Investor Relations Contact:

Toppoint Holdings Inc.
1250 Kenas Road
North Wales, PA 19454
Phone: (551) 866-1320
Email: investors@toppointtrucking.com